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[THE A CONSULTING TEAM, INC. LOGO]


                                                                      EXHIBIT 99

                          THE A CONSULTING TEAM, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET


                                                                                November 30,        December 31,
                                                                                    2001                2000
                                                                                ------------        ------------
                                                                                (unaudited)
                                     ASSETS
Current Assets:
 Cash and cash equivalents                                                      $    477,434        $    837,946
   Accounts receivable, less allowance for doubtful accounts of
      $747,336 at November 30, 2001 and $948,397 at December 31, 2000              6,187,815          13,596,875
   Prepaid software licenses                                                               -           2,000,000
   Prepaid or refundable income taxes                                                      -           1,575,510
   Prepaid Expenses and other current assets                                          30,668             132,423
                                                                                ------------        ------------
      Total Current Assets                                                         6,695,917          18,142,754
   Investments at cost                                                               500,000           2,820,638
   Property and equipment, at cost, less accumulated
      depreciation and amortimation                                                2,076,363           5,847,092
   Deposits                                                                          104,263             227,055
                                                                                ------------        ------------
      Total Assets                                                              $  9,376,543        $ 27,037,539
                                                                                ============        ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY


Current Liabilities:
   Loan payable - banks                                                         $  2,065,743        $  2,170,000
   Accounts payable and accrued expenses                                           2,817,640           6,098,951
   Defered revenue                                                                         -             166,015
   Current portion of capital lease obligation                                       392,797             376,288
   Current portion of long-term debt                                                  11,545                   -
                                                                                ------------        ------------
      Total current liabilities                                                    5,287,725           8,811,254
Capital lease obligation                                                                   -             394,379
Other long-term liabilities                                                           53,753              62,139
Shareholders' equity:
   Preferred stock, $.01 par value; 2,000,000 shares                                       -                   -
       authorized; no shares issued or outstanding
   Common stock, $.01 par value; 30,000,000 shares authorized;
       7,116,871 issued and outstanding                                               71,169              71,169
   Additional paid-in capital                                                     33,086,689          33,086,689
   Accumulated deficit                                                           (29,122,793)        (15,388,091)
                                                                                ------------        ------------
   Total shareholders' equity                                                      4,035,065          17,769,767
                                                                                ------------        ------------
   Total liabilities and shareholders' equity                                   $  9,376,543        $ 27,037,539
                                                                                ============        ============

See accompanying notes to condensed consolidated balance sheets.

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                           THE A CONSULTING TEAM, INC.
                 Notes to Condensed Consolidated Balance Sheets
                                   (Unaudited)

1)       GENERAL:

         These balance sheets should be read in conjunction with The A Consulting Team, Inc. (the "Company") Form 10-K for the year ended December 31, 2000 filed with the SEC, and the accompanying financial statements and related notes thereto. The accounting policies used in preparing these balance sheets are the same as those described in the Company's Form 10-K for the year ended December 31, 2000.

2)       INTERIM FINANCIAL STATEMENTS:

         In the opinion of management, the accompanying unaudited condensed consolidated balance sheet contain all the adjustments (consisting only of normal recurring accruals) necessary to present fairly the consolidated financial position as of November 30, 2001.

          The condensed consolidated balance sheet at December 31, 2000 has been derived from the audited financial statements at that date, but does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. For further information, refer to the audited consolidated financial statements and footnotes thereto included in the Form 10-K filed by the Company for the year ended December 31, 2000.

3)       IMPAIRMENT OF ASSETS AND RESTRUCTURING CHARGES:

         The Company had restructuring charge liabilities of approximately $303,000 and $240,000 at November 30, 2001 and December 31, 2000, respectively. On a year to date basis, the Company recorded additions to its restructuring liability of approximately $1,153,000 and payments of approximately $1,089,000.

4)       CREDIT FACILITY

         In June 2001, the Company entered into a new revolving credit facility with Keltic Financial Partners, LP for a line of credit up to $4 million based on the Company's accounts receivable balances. Loans under the credit line bear interest at a rate of prime plus 2%, which rate was 7.5% at November 30, 2001. The credit line has certain financial covenants, which the Company must meet on a quarterly basis. The Company's Chief Executive Officer has guaranteed $1 million of the line of credit.